Exhibit 10.33

Amended and Restated Cooperative Agreement

This Amended and Restated Cooperation Agreement is entered into on the day of July 20, 2004 in Beijing among the following parties:

General Chinese Reservation Network Ltd. (hereinafter “Party A”)

Address:	Room 1005, 81 Zhongshan Road, Nanjing, Jiangsu Province
Legal Representative:	Tang Yue

Beijing eLong Information Technology Co., Ltd (Hereinafter “Party B”)
Address:	Room 109, Jian Tower, No. 68 Xueyuannan Street, Haidian District Beijing
Legal Representative:	Tang Yue

Whereas:

1.    Party A is a wholly foreign-owned enterprise with valid existence registered under PRC laws and regulations.

2.    Party B is a wholly domestic-owned company with valid existence registered under PRC laws and regulations, approved by Beijing Communication Administration, may engage in Internet information service business (license No: Jing ICP Certification No.010011), and possess and operate the website of www.elong.com (hereinafter “elong.com”) and the calling center.

3.    Party B has agreed to provide website hosting services and call center services to Party A and Party A has agreed to accept the aforesaid services provided by Party B. Parties entered into The Web Hosting Agreement on the date of November 1, 2002 and now agreed to amend and supply The Web Hosting Agreement and this Agreement herein has been achieved to substitute the Web Hosting Agreement.

4.    Both parties agree to amend and restate the cooperative agreement signed between them on March 5th 2004.

Therefore, Party A and Party B achieve the following cooperative agreement (hereinafter the “Agreement”) after friendly negotiation.

Article 1:    Two Parties’ Liabilities and Obligations

Party A agreed that Party A should perform the Internet information services (including Internet booking and online information consultation) and Party B provides call center services. Party B agreed to provide the value-added communication services.

Article 2:    Payment and settlement

Party A agreed to pay the information services fee to Party B for the aforesaid internet information service and call center services provided by Party B. Party A and Party B shall determine the amount of the service charge by negotiation in accordance with the service price provided by Party B and the market price of the aforesaid service. The service charge shall be paid by the quarter.

Article 3:    Notice and Guarantee

3.1    Party A states and guarantees herein as following:

3.1.1    Party A is a wholly foreign-owned enterprise with valid existence registered under PRC laws and regulations.

3.1.2    Party A signs and performs this Agreement within the corporate franchise and business scope; Party A has already made the authority by corporate behavior and possessed the approvals from the third party and government, which does not against the limitation of the binding laws and regulations.

3.1.3    This Agreement once signed by parties shall constitute the legal, effective, binding and forcible executed obligation to Party A.

3.2    Party B states and guarantees herein as following:

3.2.1    Party B is a wholly domestic-owned Co., Ltd. with valid existence registered under PRC laws and regulations, qualified to operate Internet information service business.

3.2.2    Party B signs and performs this Agreement within the corporate franchise and business scope; Party B has already made the authority by corporate behavior and possessed the approvals from the third party and government, which does not against the limitation of the binding laws and regulations.

3.2.3    This Agreement once signed by parties shall constitute the legal, effective, binding and forcible executed obligation to Party A.

Article 4:    Confidentiality

Parties admit that any exchanged oral or written information about this Agreement is confidential information and parties shall protect and maintain the confidentiality of any and all confidential information. One of the parties can not exposure any relevant information to the third party without the prior written consent from the other party, excepting the following circumstances: (a) the information has be known or will be known by public (not exposed to public by the information received party); (b) information disclosed by the requirement of application of laws and the regulations stipulated by stock exchange; or (c) any party discloses the confidential information to its legal or financial consultant for the reason of the transaction’s requirement under this agreement, the legal or financial consultant is liable for complying with the confidential liability which is similar to this clause. The party will be regard as exposure if any of its employees or its employed organizations disclose the confidential information and liable for the exposure according to this Agreement.

Article 5:    Force Majeure

5.1    Force majeure, which includes but not limited to acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, means any event is beyond one party’s reasonable control and unavoidable with reasonable care of the affected party. However, any shortage of credit, capital or finance shall not be regarded as an event of force majeure. To dissolute the performing obligations under this agreement the party affected by force majeure shall notify the other party without delay.

5.2    In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by force majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of force majeure and attempt to resume performance of the obligations delayed or prevented by the event of force majeure. After the event of force majeure is removed, both parties agree to resume the performance of this Agreement with their best efforts.

Article 6:    Settlement of Disputes

6.1    Any dispute, tangle or claim arising from the agreement or relating with the agreement (including any issue relating with the existence, validity or termination of the agreement) should be submitted to China International Economic and Trade Arbitration Commission (the “Arbitration Commission”). Arbitration Commission shall conduct arbitration in accordance with the current effective rules of arbitration application. The arbitration award shall be final and binding upon both parties.

6.2    Arbitration place shall be in Beijing, PRC.

6.3    Arbitration language shall be English.

6.4    The court of arbitration shall compose of three arbitrators. Both parties should respectively appoint an arbitrator, the chairman of the court of arbitration shall be appointed by both parties through consultation. In case both parties do not coincide in opinion of the person selected for the chief arbitrator within twenty days from the date of their respectively appoint a arbitrator, the director of Arbitration Commission shall have right to appoint the chief arbitrator.

6.5    Both parties agreed that the court of arbitration established according to the regulation shall have right to provide actually performed relief on the proper situation according with PRC Law (including but not being limited to Law of Contract of the People’s Republic of China). For the avoidance of doubt, both parties further that any court having jurisdiction (including PRC Court) shall carry out the arbitral award of actual performance issued by the court of arbitration.

6.6    Both parties agreed to conduct arbitration in accordance with this regulation, and irrepealably abstain the right to appeal, reexamine or prosecute to national court or other administration of justice in any form, and the precondition shall be that the aforesaid waiver is effective. However the waiver of both parties does not include any post-arbitration injunction, post- arbitration distress warrant or other command issued by any court having jurisdiction (including PRC Court) for terminating the arbitration procedure or carrying out any arbitral award.

Article 7:    Notices and delivery

Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and shall be deemed to be duly given when it is delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of the relevant party or parties set forth below.

Party A:	General Chinese Reservation Network Ltd.
Address:	Room 1005, 81 Zhong Shan Road, Nanjing, Jiang Su Province
Addressee:	Tang Yue
Fax:	(86-25) 8471 7777
Tel:	(86-25) 8472 3434

Party B:	Beijing eLong Information Technology Co., Ltd
Address:	Room 109, Jian Tower, No. 68 Xueyuannan Street Haidian District Beijing,
Addressee:	Tang Yue
Fax:	(86-10) 5860 2288
Tel:	(86-10) 6431 5872

Article 8:    Agreement Transfer

Party B shall not transfer the rights and obligations of this Agreement to any third party without the prior written consent of Party A.

Article 9:    Amendment and Supplement

Any amendment and supplement of this Agreement shall come into force only after both parties sign a written agreement. The amendment and supplement duly executed by both parties shall be an integral part this Agreement and shall have the same legal effect as this Agreement.

Article 10:    Effective Date and Term

10.1    This Agreement has been duly executed as of the date first set forth above and shall be effective simultaneously and parties confirm the term of the Agreement shall be counted from July 1, 2004. The term of this Agreement is ten (10) years or the date of the expiration of period of validity of Party A (including any extended period of Party A). However, both parties should review this Agreement every three (3) months to determine whether any amendment to the Agreement is necessary after considering the circumstances.

10.2    This Agreement may be extended if Party A gives the written consent of the extension of this Agreement before the expiration of this Agreement. Parties shall negotiate the term of the extension

10.3    This Agreement is executed in duplicate and each Party holds one copy (No text on this page)

Whereas, both parties’ authorized representatives sign this Agreement as of the date first set forth above in Beijing.

Party A:    General Chinese Reservation Network Ltd.

Signature of Authorized Representative:    /s/

Official Seal:    /s/

Party B:    Beijing eLong Information Technology Co., Ltd.

Signature of Authorized Representative:    /s/

Official Seal:    /s/

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